UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    September 27, 2016

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501 205-8505

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2016, Inuvo, Inc. entered into the Sixth Business Financing Modification Agreement with Western Alliance Bank (which acquired Bridge Bank, N.A., our original lender, in June 2015) that, among other things: (i) maintained the existing $10,000,000 revolving credit facility, which allows for borrowings based on eligible receivables subject to a credit limit of $10,000,000; (ii) extended the Maturity Date of the facility from September 20, 2016 to September 20, 2018; (iii) modified financial covenants, including Revenue, Quick Ratio and Adjusted EBITDA targets; and (iv) modified provisions related to a deposit account we maintain in the United Kingdom.
            The foregoing description of the Sixth Business Financing Modification Agreement is a summary and is qualified in its entirety by the terms of the Sixth Business Financing Modification Agreement, a copy of which will be filed with our Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: September 30, 2016	By: /s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer

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